                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:   Paul Mazzarella
           Platinum Software Corporation
           949/453-4030
           pmazzarella@platsoft.com


                   PLATINUM(R) SOFTWARE CORPORATION ANNOUNCES
                        FIRST QUARTER FISCAL 1999 RESULTS

            REPORTS 66% INCREASE IN REVENUE, 260% INCREASE IN PROFITS
                       OVER FIRST QUARTER FISCAL YEAR 1998


IRVINE, Calif. -- October 27, 1998 -- Platinum(R) Software Corporation (NASDAQ:
PSQL), a leading provider of enterprise resource planning solutions, today reported its financial results for the first quarter of fiscal year 1999, ended September 30, 1998. Revenues for the first quarter of fiscal 1999 were $30.3 million, compared to revenues of $18.3 million for the first quarter of fiscal 1998, a 66 percent increase from fiscal 1998. A net profit of $4.7 million or $0.16 per share was reported for the first quarter of fiscal 1999, as compared to a net profit of $1.3 million or $0.05 per share for the same quarter a year ago. This represents a 15 percent net profit on revenue and a 260 percent increase in net profits from the same quarter of fiscal 1998.

        The company's balance sheet, as of September 30, 1998, showed cash, cash equivalents and short-term investments of $19.2 million, accounts receivable of $27.7 million and deferred revenue of $15.5 million.

        "Platinum Software's first quarter results represent our second best quarter ever, with very strong revenues, profits and earnings per share. These outstanding results further demonstrate our success in delivering an enterprise resource planning solution specifically tailored to the business needs of midmarket companies," said George Klaus, chairman, president and chief executive officer of Platinum Software Corporation. "We have worked diligently to enhance the integration of our front office and back office applications and continue to see great enthusiasm for our Platinum SQL product suite by customers and prospects alike."




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        "Likewise, our next-generation Platinum SQL solution, currently scheduled for release by the end of this calendar year, will demonstrate significant improvements in integration, functionality and technology, while continuing to target the midmarket using leading Microsoft technologies," continued Klaus. "With its unique customer-centric model, the new Platinum SQL product suite is designed to enable our customers to better serve their customers by allowing all departments to seamlessly share information throughout the enterprise. Our growth and profitability this quarter combined with our next-generation Platinum SQL solution will help us achieve our goal of becoming the leading provider of enterprise applications for the midmarket."

        In addition to strong financial performance, Platinum Software achieved several key milestones during the first quarter of its 1999 fiscal year, including:

        *  License of Microsoft(R) Visual Basic(R) for Applications version 5.0
           (VBA) for its next generation of its enterprise application suite, Platinum SQL, providing an industry standard development environment enabling developers to easily extend, customize and integrate Platinum Software's solutions with other related business applications.

        * Enhancement of Platinum Software's front-office solution with the availability of Clientele for Help Desks 3.0, adding advanced functionality to help improve support personnel productivity, decrease costs, reduce problem resolution time and improve responsiveness.

        * Availability of Clientele Connector 3.0 and Clientele for Mobile Users 3.0, improving the ability of remote users to easily access the most current information in the Clientele database and effectively use that information to shorten sales cycles and improve customer service and support.

        * Strategic alliance agreement with Datastream Systems, Inc., in which Datastream, as a Platinum Software Solutions Provider, will integrate its award-winning plant asset management software with Platinum SQL to add asset management and maintenance management capabilities for manufacturing companies.

        * Introduction of comprehensive, turnkey demand generation programs, including Platinum Channel Marketing Services and a seminar series, "Vision Path...Year 2000 and Beyond," that provide Platinum Software's Channel Partners with additional marketing resources, expertise and proven campaigns to help them generate high quality leads and increase their revenues.



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        On October 13, 1998, Platinum Software announced that it had entered into a definitive merger agreement with DataWorks Corporation (NASDAQ: DWRX). The transaction is subject to customary conditions and will require regulatory approvals and shareholder approval by each company. The merger is expected to close by the end of calendar year 1998.

ABOUT PLATINUM SOFTWARE CORPORATION

        Platinum Software Corporation develops client/server enterprise resource planning software, including customer service and support, sales force automation, financial accounting, budgeting, manufacturing, and distribution for midmarket corporations worldwide. Founded in 1984, Platinum is based in Irvine, California. More information about Platinum and its products and services is available at Platinum's Web site www.platsoft.com.

                                      # # #


Platinum(R) and Clientele(R) are registered trademarks of Platinum Software Corporation. All other company and product names mentioned in this document are trademarks of the respective companies with which they are associated and are acknowledged.

Except for the historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties. As discussed in the Company's Annual Report, on Form 10-K for the year ended June 30, 1998, the Company's operating results are uncertain and may be impacted by the following factors, among others: the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing; the ability of the Company to expand ERP product offerings, and the discovery of undetected software errors.




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                          PLATINUM SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                               SEPTEMBER 30,         JUNE 30,
ASSETS                                             1998                1998
                                               -------------        ----------
Current assets:
  Cash and cash equivalents                      $    6,640         $   11,251
  Short-term investments                             12,553             11,528
  Accounts receivable, net                           27,702             28,929
  Inventories                                           694                803
  Prepaid expenses and other                          6,148              2,851
                                                 ----------         ----------
          Total current assets                       53,737             55,362
Property and equipment, net                           9,335              8,688
Software development costs, net                       3,753              2,851
Acquired intangible assets, net                         192                206
Other assets                                          1,473                881
                                                 ----------         ----------
                                                 $   68,490         $   67,988
                                                 ==========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $    3,862         $    3,571
  Accrued expenses                                    7,046             12,166
  Accrued restructuring costs                         1,139              1,280
  Deferred revenue                                   15,474             16,026
                                                 ----------         ----------
          Total current liabilities                  27,521             33,043
                                                 ----------         ----------

  Long-term liabilities                                  26                 35
                                                 ----------         ----------

Stockholders' equity:
  Preferred stock                                     7,501             20,713
  Common stock                                           28                 26
  Additional paid-in capital                        148,631            134,550
  Less:  notes receivable from officers             (11,563)           (11,563)
  Accumulated foreign currency
     translation adjustments                           (625)            (1,092)
  Accumulated deficit                              (103,029)          (107,724)
                                                 ----------         ----------
          Total stockholders' equity                 40,943             34,910
                                                 ----------         ----------
                                                 $   68,490         $   67,988
                                                 ==========         ==========




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                          PLATINUM SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED
                                                                 SEPTEMBER 30
                                                             1998            1997
                                                           -------         -------
Revenues:
  License fees                                             $16,177         $10,087
  Services                                                  14,039           8,079
  Royalty income                                               113              99
                                                           -------         -------
                                                            30,329          18,265
Cost of revenues                                            10,066           6,069
                                                           -------         -------
          Gross profit                                      20,263          12,196
                                                           -------         -------
Operating expenses:
  Sales and marketing                                       10,953           7,152
  Software development                                       2,797           3,050
  General and administrative                                 1,936           1,263
                                                           -------         -------
                                                            15,686          11,465
                                                           -------         -------
          Income from operations                             4,577             731
Other income, net                                              298             574
                                                           -------         -------
          Income before provision for income taxes           4,875           1,305
Provision for income taxes                                     180              --
                                                           -------         -------
          Net income                                       $ 4,695         $ 1,305
                                                           =======         =======

Basic net income per share                                 $  0.17         $  0.06
                                                           =======         =======

Shares used in computing basic net income per share         28,330          22,683
                                                           =======         =======

Diluted net income per share                               $  0.16         $  0.05
                                                           =======         =======

Shares used in computing diluted net income per share       30,009          28,919
                                                           =======         =======